EXHIBIT 99.1

Intelligent Systems Announces Third Quarter 2017 Results

NORCROSS, Ga., Nov. 09, 2017 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American:INS] announced today its financial results for the three and nine month periods ended September 30, 2017.

For the three month period ended September 30, 2017, the company recorded net income attributable to Intelligent Systems of $1,385,000 ($0.16 per basic and diluted share) compared to net income attributable to Intelligent Systems of $123,000 ($0.01 per basic and diluted share) in the third quarter of 2016. The company recognized $1,868,000 in other income, representing principally a one-time gain in investment income of $1,838,000 on the sale of majority of its minority equity ownership in a privately-held technology company and the release of funds held in escrow from the sale of another minority equity ownership from an earlier period.  Total revenue in the third quarter of 2017 was $1,868,000 compared to $2,649,000 recorded in the same quarter in 2016. The Company has previously discussed how comparing quarter to quarter revenue may not accurately reflect activity as revenue recognition policy requires certain completion benchmarks even though much work may have been performed during the quarter.

For the year-to-date period ended September 30, 2017, the company recorded net income attributable to Intelligent Systems Corporation of $1,123,000  ($0.13 per basic and diluted share), compared to net loss attributable to Intelligent Systems of $1,032,000 ($0.12 per basic share and diluted share) in the nine month period in 2016.  The change between periods reflects the gain on certain investment sales in which the company owned a minority equity stake compared to a non-cash investment write-down in 2016 reducing the carrying value of an investment in a development stage technology company in which the company owned a minority equity stake.  Although revenue increased 16 percent for the year-to-date period of 2017 as compared to the same period in 2016, the company recorded a loss from operations in the 2017 period primarily due to an increase in R&D expenditures as the company continues investing for future growth in the CoreCard business.

J. Leland Strange, CEO of Intelligent Systems, stated,  “We are pleased with the continued progress both in customer acquisition and in the build-out of our transaction processing software. We believe our credit management software is the most robust in the market as far as ability to configure parameters for management of complex and flexible credit programs. Looking forward we believe we need to add significantly to our resources and infrastructure to handle future demand, so we plan to stay on course with these investments as we build value for our shareholders.”

The company will file its Form 10-Q for the period ended September 30, 2017 with the Securities and Exchange Commission today, November 9, 2017. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation [NYSE American:INS] has identified, created, operated and grown technology companies. The company’s principal continuing operations include CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard is a unique partner for FinTech innovators by providing them a comprehensive platform for their payment and processing solutions. CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at www.intelsys.com or by calling the company at 770.381.2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2017	2016	2017	2016
Revenue
Products	$179	$518	$683	$896
Services	1,689	2,131	6,073	4,948
Total net revenue	1,868	2,649	6,756	5,844
Cost of revenue
Products	55	449	258	571
Services	757	976	2,803	2,342
Total cost of revenue	812	1,425	3,061	2,913
Expenses
Marketing	64	80	212	274
General and administrative	343	376	1,221	1,315
Research and development	1,132	637	2,961	1,893
Income (loss) from operations	(483)	131	(699)	(551)
Other income (loss)	1,868	37	1,842	(606)
Income (loss) before Income taxes	1,385	168	1,143	(1,157)
Income taxes	--	--	20	(3)
Net income (loss)	1,385	168	1,123	(1,154)
Net (income) loss attributable to noncontrolling interest	--	(45)	--	122
Net income (loss) attributable to Intelligent Systems Corporation	$1,385	$123	$1,123	$(1,032)
Earnings (loss) per share attributable to Intelligent Systems Corporation:
Basic	$0.16	$0.01	$0.13	$(0.12)
Diluted	$0.16	$0.01	$0.13	$(0.12)
Basic weighted average common shares outstanding	8,777,988	8,731,299	8,762,571	8,731,299
Diluted weighted average common shares outstanding	8,894,864	8,868,692	8,883,241	8,731,299

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	September 30, 2017	December 31, 2016
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$16,458	$17,724
Marketable securities	442	418
Accounts receivable, net	1,733	1,329
Notes and interest receivable, current portion	1	--
Other current assets	994	1,160
Total current assets	19,628	20,631
Investments	1,034	1,272
Notes and interest receivable, net of current portion	750	--
Property and equipment, at cost less accumulated depreciation	894	700
Other long-term assets	159	101
Total assets	$22,465	$22,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$192	$301
Deferred revenue, current portion	1,137	1,474
Accrued payroll	592	515
Accrued expenses	99	43
Other current liabilities	289	1,338
Total current liabilities	2,309	3,671
Deferred revenue, net of current portion	33	85
Other long-term liabilities	18	18
Total Intelligent Systems Corporation stockholders’ equity	20,105	21,946
Noncontrolling interest	--	(3,016)
Total stockholders’ equity	20,105	18,930
Total liabilities and stockholders’ equity	$22,465	$22,704

For further information, call
Karen J. Reynolds, 770.564.5503
or email to karen@intelsys.com